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                                                                     EXHIBIT 11.



                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                ----------------------------------------------

                Basic earnings per share                             Shares
                ------------------------                             ------

                Basic shares outstanding at December 31, 2001       1,966,047

                    Net earnings            $  1,149,219       $.58 per share
                ------------------          ------------
                Basic shares outstanding       1,966,047


                Diluted earnings per share                           Shares
                --------------------------                           ------

                Basic shares outstanding at December 31, 2001       1,966,047
                Stock Options-common stock equivalents                 84,930
                                                                  -----------
                Diluted shares outstanding at December 31, 2001     2,050,977

                    Net earnings            $ 1,149,219        $.56 per share
                ----------------------      -----------
                Diluted shares outstanding    2,050,977



                Note: Basic earnings per share is computed as earnings divided by weighted average shares outstanding.